Exhibit 10.2

SENIOR SECURED CONVERTIBLE DEMAND PROMISSORY NOTE

$100,000.00

Keego Harbor, Michigan

September 8, 2011

FOR VALUE RECEIVED, HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation (“Borrower”), whose address is 7740 E. Evans Rd., Suite A100, Scottsdale, AZ 85260, promises to pay to the order of  HEP INVESTMENTS LLC, a Michigan limited liability company (“Lender”) at 2804 Orchard Lake Road, Suite 205, Keego Harbor, Michigan 48320, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000.00), together with interest as provided herein, in accordance with the terms of this Senior Secured Convertible Demand Promissory Note (this “Note”).

1.

Payment.  The unpaid principal balance of this Note shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month at a rate of fifteen percent (15%) per annum (the “Effective Rate”). Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of the lesser of five percent (5%) over the Effective Rate or the highest rate allowed by applicable law.  The indebtedness represented by this Note shall be repaid to Lender upon demand, with ten (10) days’ advance written notice (the date of such demand, the “Due Date”), upon which date the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be immediately due and payable in full.  Absent the occurrence of an Event of Default, Lender agrees not to demand payment until at least thirty (30) days after the date of this Note.

2.

Use of Proceeds.  The funds advanced pursuant to this Note shall be used by Borrower as set forth on Exhibit A.

3.

Conversion Right.

(a)

At Lender’s option, at any time after the date of this Note, but prior to the repayment in full of this Note, the outstanding indebtedness of this Note (including all accrued and unpaid interest) may be converted into shares of common stock of the Borrower (“Shares”) at a conversion ratio of $0.12 per share (the “Conversion Price”).  No fractional Shares shall be issued upon any conversion of this Note, and if the conversion of this Note results in a fractional Share, in lieu of such fractional Share, the Borrower shall pay cash equal to such fraction multiplied by the Conversion Price.

(b)

Upon conversion of this Note as provided herein, (i) this Note shall be deemed cancelled and shall be converted into such Shares as specified above; (ii) Lender, by acceptance of this Note, agrees to deliver the executed original of this Note to Borrower within ten (10) days of such conversion and to execute all governing documents of Borrower and such other agreements as are necessary to document the issuance of the Shares and to comply with applicable securities laws; and (iii) as soon as practicable after Borrower’s receipt of the documents referenced above, Borrower shall issue and deliver to Lender stock certificates evidencing the Shares.

4.

Default.  Each of the following constitutes an “Event of Default” under this Note:

(a)

Borrower breaches of any of the terms and conditions of this Note or the Security Agreement (defined below);

(b)

Borrower files a voluntary petition in bankruptcy;

(c)

Borrower makes a general assignment for the benefit of its creditors or Borrower’s creditors file against Borrower any involuntary petition under any bankruptcy or insolvency law that is not dismissed within ninety (90) days after it is filed; or

(d)

Any court appoints a receiver to take possession of substantially all of Borrower’s assets and such receivership is not terminated within ninety (90) days after its appointment.

5.

Security.  This Note is secured by all of the assets of the Borrower pursuant to that certain Security Agreement, dated as of the date of this Note (the “Security Agreement”).

6.

Miscellaneous.

(a)

All modifications, consents, amendments or waivers of any provision of any this Note shall be effective only if in writing and signed by Lender and then shall be effective only in the specific instance and for the limited purpose for which given.

(b)

All communications provided in this Note shall be personally delivered or mailed, postage prepaid, by registered or certified mail, return receipt requested, to the addresses set forth at the beginning of this Note or such other addresses as Borrower or Lender may indicate by written notice.

(c)

The headings used in this Note are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Note.

(d)

This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that neither party may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Note.

(e)

This Note shall be construed and enforced in accordance with the laws of the State of Michigan. All actions arising out of or relating to this Note shall be heard and determined exclusively by any state or federal court with jurisdiction in the Eastern District of the State of Michigan. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

(f)

This Note may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Facsimile or photostatic copies of signatures to this Note shall be deemed to be originals and may be relied on to the same extent as the originals.

[Signatures on the following page]

IN WITNESS WHEREOF, the undersigned have duly executed this Note as of the day and year first written above.

BORROWER:

HEALTH ENHANCEMENT PRODUCTS, INC.

S/John Gorman

John Gorman, EVP Operations

LENDER:

HEP INVESTMENTS LLC

By: _______________________________________________

Print Name: ________________________________________

Its: _______________________________________________

[Signature Page to Note]

EXHIBIT A

Use of Proceeds